Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Fourth Quarter and Full Year 2022 Results

Chicago – February 8, 2023 – Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter and year ended December 31, 2022.

Financial results for the quarter ended December 31, 2022
Net income attributable to common shareholders was $18.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2022. This compares to net loss attributable to common shareholders of $3.6 million, or $0.03 per diluted share, for the quarter ended December 31, 2021. The increase in net income was primarily due to an increase in interest income from higher average interest rates.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended December 31, 2022, were $23.5 million, or $0.21 per diluted share. This compares to FFO for the quarter ended December 31, 2021 of $0.7 million, or $0.01 per diluted share. The following items impacted FFO for the quarter ended December 31, 2022, compared to the corresponding 2021 period:

•$0.20 per diluted share increase in interest and other income, net; and
•$0.01 per diluted share increase in same property NOI.

Normalized FFO was $23.9 million, or $0.21 per diluted share, for the quarter ended December 31, 2022. This compares to Normalized FFO for the quarter ended December 31, 2021 of $0.4 million, or $0.00 per diluted share. The following items impacted Normalized FFO for the quarter ended December 31, 2022, compared to the corresponding 2021 period:

•$0.20 per diluted share increase in interest and other income, net; and
•$0.01 per diluted share increase in same property NOI.

Same property results for the quarter ended December 31, 2022
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 82.8% leased as of December 31, 2022, compared to 83.4% as of September 30, 2022, and 82.3% as of December 31, 2021.
•The same property portfolio commenced occupancy was 78.7% as of December 31, 2022, compared to 80.8% as of September 30, 2022, and 79.2% as of December 31, 2021.
•Same property NOI increased 14.5% when compared to the same period in 2021, primarily due to higher parking revenue and higher lease termination fees.
•Same property cash NOI increased 14.9% when compared to the same period in 2021, primarily due higher parking revenue and a decrease in free rent.
•The company entered into leases for approximately 76,000 square feet, including renewal leases for approximately 30,000 square feet and new leases for approximately 46,000 square feet.
•The GAAP rental rate on new and renewal leases was 3.6% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 0.4% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income (loss), determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from October 1, 2021 through December 31, 2022.

Financial results for the year ended December 31, 2022
Net income attributable to common shareholders was $29.3 million, or $0.26 per diluted share, for the year ended December 31, 2022. This compares to net loss attributable to common shareholders of $24.4 million, or $0.20 per diluted share, for the year ended December 31, 2021. The increase in net income was primarily due to an increase in interest income from higher average interest rates.

FFO for the year ended December 31, 2022, was $46.9 million, or $0.41 per diluted share. This compares to FFO for the year ended December 31, 2021 of $(6.8) million, or $(0.06) per diluted share. The following items impacted FFO for the year ended December 31, 2022, compared to the corresponding 2021 period:

•$0.35 per diluted share increase in interest income and other, net;
•$0.06 per diluted share decrease in general and administrative expense, including executive severance;
•$0.05 per diluted share increase in same property NOI; and
•$0.01 per diluted share increase in NOI from properties sold.

Normalized FFO was $47.2 million, or $0.42 per diluted share, for the year ended December 31, 2022. This compares to Normalized FFO for the year ended December 31, 2021 of $(1.3) million, or $(0.01) per diluted share. The following items impacted Normalized FFO for the year ended December 31, 2022, compared to the corresponding 2021 period:

•$0.36 per diluted share increase in interest income and other, net;
•$0.06 per diluted share increase in same property cash NOI and lease termination fees; and
•$0.01 per diluted share increase in NOI from properties sold.

As of December 31, 2022, the company’s cash and cash equivalents balance was $2.6 billion.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income (loss), determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Same property results for the year ended December 31, 2022
The company’s same property portfolio at the end of the year consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•Same property NOI increased 17.0% when compared to the same period in 2021, primarily due to the collection of $1.9 million of a previously reserved receivable in the year ended December 31, 2022, higher parking revenue and higher lease termination fees.
•Same property cash NOI increased 19.1% when compared to the same period in 2021, primarily due to the collection of the previously reserved receivable described above, higher parking revenue and a decrease in free rent.
•Excluding the collection of the previously reserved receivable, same property NOI and same property cash NOI increased 11.1% and 12.8%, respectively, when compared to the same period in 2021.
•The company entered into leases for approximately 205,000 square feet, including renewal leases for approximately 96,000 square feet and new leases for approximately 109,000 square feet.
•The GAAP rental rate on new and renewal leases was 3.8% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on new and renewal leases was 0.3% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income (loss), determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the year included properties continuously owned from January 1, 2021 through December 31, 2022.

Significant events during the year ended December 31, 2022
•On March 15, 2022, the Board of Trustees authorized the repurchase, through June 30, 2023, of an additional $150 million of its outstanding common shares under the company’s existing share repurchase program.
•On September 8, 2022, the company declared a special, one-time cash distribution of $1.00 per common share, which was paid on October 18, 2022 to shareholders of record on September 29, 2022.
•During the year ended December 31, 2022, the company repurchased 6,110,646 of its common shares at a weighted average dividend adjusted price of $24.64 per share, for a total investment of $155.5 million. The company has $120.4 million of remaining authorization available under its share repurchase program, as of February 7, 2023.

Earnings Conference Call & Supplemental Operating and Financial Information
Equity Commonwealth will host a conference call to discuss fourth quarter and full year results on Thursday, February 9, 2023, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Full Year 2022 Supplemental Operating and Financial Information is available in the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of four properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Bill Griffiths
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	December 31,
ASSETS	2022		2021
Real estate properties:
Land	$44,060		$44,060
Buildings and improvements	364,063		362,042
	408,123	408123000	406,102
Accumulated depreciation	(169,530)		(156,439)
	238,593		249,663
Cash and cash equivalents	2,582,222		2,800,998
Rents receivable	16,009		15,549
Other assets, net	18,061		15,173
Total assets	$2,854,885	2854885000	$3,081,383

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$25,935		$19,762
Rent collected in advance	2,355		3,986
Distributions payable	2,863		2,365
Total liabilities	$31,153		$26,113

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263		$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 109,428,252 and 115,205,818 shares issued and outstanding, respectively	1,094		1,152
Additional paid in capital	3,979,566		4,128,656
Cumulative net income	3,835,815		3,798,552
Cumulative common distributions	(4,393,522)		(4,281,195)
Cumulative preferred distributions	(725,688)		(717,700)
Total shareholders’ equity	2,816,528		3,048,728
Noncontrolling interest	7,204		6,542
Total equity	$2,823,732		$3,055,270
Total liabilities and equity	$2,854,885		$3,081,383

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Rental revenue	$14,628	$13,503	$58,763	$54,927
Other revenue (1)	1,159	892	4,377	3,075
Total revenues	$15,787	$14,395	$63,140	$58,002

Expenses:
Operating expenses	$6,986	$6,582	$24,184	$25,893
Depreciation and amortization	4,634	4,403	17,810	17,774
General and administrative	7,137	6,753	30,378	37,444
Total expenses	$18,757	$17,738	$72,372	$81,111

Interest and other income, net	24,263	1,732	46,945	6,800
Gain on sale of properties, net	7	—	97	—
Income (loss) before income taxes	21,300	(1,611)	37,810	(16,309)
Income tax expense	(372)	(26)	(453)	(120)
Net income (loss)	$20,928	$(1,637)	$37,357	$(16,429)
Net (income) loss attributable to noncontrolling interest	(53)	3	(94)	33
Net income (loss) attributable to Equity Commonwealth	$20,875	$(1,634)	$37,263	$(16,396)
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
Net (loss) income attributable to Equity Commonwealth common shareholders	$18,878	$(3,631)	$29,275	$(24,384)

Weighted average common shares outstanding — basic (2)	109,695	119,285	111,674	121,411
Weighted average common shares outstanding — diluted (2)(3)	111,171	119,285	112,825	121,411

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.17	$(0.03)	$0.26	$(0.20)
Diluted	$0.17	$(0.03)	$0.26	$(0.20)

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended December 31, 2022 and 2021 includes 86 and 260 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the year ended December 31, 2022 and 2021 includes 105 and 256 unvested, earned RSUs, respectively.
(3)	As of December 31, 2022, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 3,365 common shares as of December 31, 2022 and 3,237 common shares as of December 31, 2021. The series D preferred shares are antidilutive for GAAP EPS for the three months and years ended December 31, 2022 and 2021.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2022		2021	2022	2021
Calculation of FFO
Net income (loss)	$20,928		$(1,637)	$37,357	$(16,429)
Real estate depreciation and amortization	4,594		4,361	17,652	17,593
Gain on sale of properties, net	(7)		—	(97)	—
FFO attributable to Equity Commonwealth	25,515	25515000	2,724	54,912	1,164
Preferred distributions	(1,997)		(1,997)	(7,988)	(7,988)
FFO attributable to EQC common shareholders and unitholders	$23,518		$727	$46,924	$(6,824)

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$23,518		$727	$46,924	$(6,824)
Straight-line rent adjustments	389		(130)	238	(1,407)
Sold property expense included in interest and other income, net	—		(225)	—	(225)
Executive severance expense	—		—	—	7,107
Normalized FFO attributable to EQC common shareholders and unitholders	$23,907	23907000	$372	$47,162	$(1,349)

Weighted average common shares and units outstanding -- basic (1)	109,975		119,532	111,950	121,656
Weighted average common shares and units outstanding -- diluted (1)	111,451		119,958	113,101	121,656
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.21		$0.01	$0.42	$(0.06)
FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.21		$0.01	$0.41	$(0.06)
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.22		$0.00	$0.42	$(0.01)
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.21		$0.00	$0.42	$(0.01)

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended December 31, 2022 and 2021 include 280 and 247 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the year ended December 31, 2022 and 2021 include 276 and 245 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	Three Months Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$14,628	$13,869	$14,426	$15,840	$13,503
Other revenue (1)	1,159	1,257	1,115	846	892
Operating expenses	(6,986)	(6,073)	(6,592)	(4,533)	(6,582)
NOI	$8,801	$9,053	$8,949	$12,153	$7,813
Straight-line rent adjustments	389	(61)	(100)	10	(130)
Lease termination fees	(743)	(259)	(177)	(325)	(209)
Cash Basis NOI	$8,447	$8,733	$8,672	$11,838	$7,474
Cash Basis NOI from non-same properties (2)	14	48	27	(1,699)	(111)
Same Property Cash Basis NOI	$8,461	$8,781	$8,699	$10,139	$7,363
Non-cash rental income and lease termination fees from same properties	354	320	277	315	338
Same Property NOI	$8,815	$9,101	$8,976	$10,454	$7,701

Reconciliation of Same Property NOI to GAAP Net Income (Loss):
Same Property NOI	$8,815	$9,101	$8,976	$10,454	$7,701
Non-cash rental income and lease termination fees from same properties	(354)	(320)	(277)	(315)	(338)
Same Property Cash Basis NOI	$8,461	$8,781	$8,699	$10,139	$7,363
Cash Basis NOI from non-same properties (2)	(14)	(48)	(27)	1,699	111
Cash Basis NOI	$8,447	$8,733	$8,672	$11,838	$7,474
Straight-line rent adjustments	(389)	61	100	(10)	130
Lease termination fees	743	259	177	325	209
NOI	$8,801	$9,053	$8,949	$12,153	$7,813
Depreciation and amortization	(4,634)	(4,451)	(4,313)	(4,412)	(4,403)
General and administrative	(7,137)	(7,593)	(7,646)	(8,002)	(6,753)
Interest and other income, net	24,263	15,145	5,963	1,574	1,732
Gain on sale of properties, net	7	90	—	—	—
Income (loss) before income taxes	$21,300	$12,244	$2,953	$1,313	$(1,611)
Income tax expense	(372)	(23)	(50)	(8)	(26)
Net income (loss)	$20,928	$12,221	$2,903	$1,305	$(1,637)

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Year Ended December 31,
	2022		2021
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$58,763		$54,927
Other revenue (1)	4,377		3,075
Operating expenses	(24,184)		(25,893)
NOI	$38,956		$32,109
Straight-line rent adjustments	238		(1,407)
Lease termination fees	(1,504)		(216)
Cash Basis NOI	$37,690		$30,486
Cash Basis NOI from non-same properties (2)	(1,610)		(201)
Same Property Cash Basis NOI	$36,080		$30,285
Non-cash rental income and lease termination fees from same properties	1,266		1,622
Same Property NOI	$37,346		$31,907

Reconciliation of Same Property NOI to GAAP Net Income (Loss):
Same Property NOI	$37,346		$31,907
Non-cash rental income and lease termination fees from same properties	(1,266)		(1,622)
Same Property Cash Basis NOI	$36,080		$30,285
Cash Basis NOI from non-same properties (2)	1,610		201
Cash Basis NOI	$37,690		$30,486
Straight-line rent adjustments	(238)		1,407
Lease termination fees	1,504		216
NOI	$38,956	38956000	$32,109
Depreciation and amortization	(17,810)		(17,774)
General and administrative	(30,378)		(37,444)
Interest and other income, net	46,945		6,800
Gain on sale of properties, net	97		—
Income (loss) before income taxes	$37,810		$(16,309)
Income tax expense	(453)		(120)
Net income (loss)	$37,357		$(16,429)

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight-line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from October 1, 2021 through December 31, 2022. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2021 through December 31, 2022. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.